Exhibit 5.1

MARTIN LIPTON
HERBERT M. WACHTELL
EDWARD D. HERLIHY
DANIEL A. NEFF
STEVEN A. ROSENBLUM
SCOTT K. CHARLES
JODI J. SCHWARTZ
ADAM O. EMMERICH
RALPH M. LEVENE
ROBIN PANOVKA
DAVID A. KATZ
ILENE KNABLE GOTTS
ANDREW J. NUSSBAUM
RACHELLE SILVERBERG
STEVEN A. COHEN
DEBORAH L. PAUL
DAVID C. KARP
RICHARD K. KIM
JOSHUA R. CAMMAKER
MARK GORDON
JEANNEMARIE O’BRIEN

STEPHEN R. DiPRIMA
NICHOLAS G. DEMMO
IGOR KIRMAN
JONATHAN M. MOSES
T. EIKO STANGE
WILLIAM SAVITT
GREGORY E. OSTLING
DAVID B. ANDERS
ADAM J. SHAPIRO
NELSON O. FITTS
JOSHUA M. HOLMES
DAMIAN G. DIDDEN
IAN BOCZKO
MATTHEW M. GUEST
DAVID E. KAHAN
DAVID K. LAM
BENJAMIN M. ROTH
JOSHUA A. FELTMAN
ELAINE P. GOLIN
EMIL A. KLEINHAUS
51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403-1000 FACSIMILE: (212) 403-2000 GEORGE A. KATZ (1965–1989) JAMES H. FOGELSON (1967–1991) LEONARD M. ROSEN (1965–2014) OF COUNSEL
KARESSA L. CAIN
RONALD C. CHEN
BRADLEY R. WILSON
GRAHAM W. MELI
GREGORY E. PESSIN
CARRIE M. REILLY
MARK F. VEBLEN
SARAH K. EDDY
VICTOR GOLDFELD
RANDALL W. JACKSON
BRANDON C. PRICE
KEVIN S. SCHWARTZ
MICHAEL S. BENN
ALISON Z. PREISS
TIJANA J. DVORNIC
JENNA E. LEVINE
RYAN A. McLEOD
ANITHA REDDY
JOHN L. ROBINSON
STEVEN WINTER
EMILY D. JOHNSON

JACOB A. KLING
RAAJ S. NARAYAN
VIKTOR SAPEZHNIKOV
MICHAEL J. SCHOBEL
ELINA TETELBAUM
ERICA E. AHO
LAUREN M. KOFKE
RACHEL B. REISBERG
MARK A. STAGLIANO
CYNTHIA FERNANDEZ LUMERMANN
CHRISTINA C. MA
NOAH B. YAVITZ
BENJAMIN S. ARFA
NATHANIEL D. CULLERTON
ERIC M. FEINSTEIN
ADAM L. GOODMAN
STEVEN R. GREEN
MENG LU

DAVID M. ADLERSTEIN
ANDREW R. BROWNSTEIN
WAYNE M. CARLIN
BEN M. GERMANA
SELWYN B. GOLDBERG
PETER C. HEIN
JB KELLY*
JOSEPH D. LARSON
RICHARD G. MASON
PHILIP MINDLIN
THEODORE N. MIRVIS
DAVID S. NEILL
TREVOR S. NORWITZ
ERIC S. ROBINSON ERIC M. ROSOF JOHN F. SAVARESE MICHAEL J. SEGAL WON S. SHIN DAVID M. SILK ELLIOTT V. STEIN LEO E. STRINE, JR.** PAUL VIZCARRONDO, JR. JEFFREY M. WINTNER AMY R. WOLF MARC WOLINSKY

COUNSEL
SUMITA AHUJA LOREN BRASWELL HEATHER D. CASTEEL FRANCO CASTELLI ANDREW J.H. CHEUNG PAMELA EHRENKRANZ ALINE R. FLODR KATHRYN GETTLES-ATWA LEDINA GOCAJ ADAM M. GOGOLAK ANGELA K. HERRING	MICHAEL W. HOLT DONGHWA KIM MARK A. KOENIG J. AUSTIN LYONS ALEXANDER S. MACKLER** ALICIA C. McCARTHY JUSTIN R. ORR JOSEPH S. PAYNE NEIL M. SNYDER JEFFREY A. WATIKER
*ADMITTED IN NORTH CAROLINA AND THE DISTRICT OF COLUMBIA **ADMITTED IN DELAWARE

September 4, 2025

Otis Worldwide Corporation
One Carrier Place
Farmington, Connecticut 06032

Re: Otis Worldwide Corporation Current Report on Form 8-K filed on September 4, 2025

Ladies and Gentlemen:

We have acted as special outside counsel to Otis Worldwide Corporation, a Delaware corporation (the “Company”), in connection with the sale by the Company to the Underwriters (as defined below) pursuant to the Underwriting Agreement, dated September 2, 2025 (the “Underwriting Agreement”), between the Company and the Underwriters listed in Schedule A of the Underwriting Agreement (the “Underwriters”), pursuant to the Registration Statement on Form S-3ASR (File No. 333-270834) (the “Registration Statement”) of $500,000,000 aggregate principal amount of 5.131% Notes due 2035 (the “Notes”), issued under the Indenture dated as of February 27, 2020 (the “Base Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Supplemental Indenture No. 5, dated as of September 4, 2025 (the “Supplemental Indenture,” and the Base Indenture as supplemented by the Supplemental Indenture, the “Indenture”), between the Company and the Trustee.

We have examined and relied on originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of the Company and public officials and other instruments as we have deemed necessary or appropriate for the purposes of this letter, including (a) the Registration Statement; (b) the base prospectus, dated March 24, 2023, included in the Registration Statement, but excluding the documents incorporated therein; (c) the Preliminary Prospectus Supplement, dated September 2, 2025, as filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(2) under the Securities Act of 1933 (the “Act”), but excluding the documents incorporated by reference therein; (d) the final term sheet, dated September 2, 2025, as filed with the Commission pursuant to Rule 433 under the Act; (e) the Prospectus Supplement, dated September 2, 2025, as filed with the Commission pursuant to Rule 424(b)(2) under the Act, but excluding the documents incorporated by reference therein; (f) a copy of the Amended and Restated Certificate of Incorporation of the Company and a copy of the Amended and Restated Bylaws of the Company, each as set forth in the certificate of the Assistant Secretary of the Company, dated as of September 4, 2025; (g) the Indenture; (h) a copy of the Global Notes (CUSIP 68902V AS6), represented by Certificate No. 001, dated as of September 4, 2025; (i) an executed copy of the Underwriting Agreement; (j) resolutions of the Board of Directors of the Company relating to the issuance of the Notes; and (k) the Designated Officers’ Certificate of the Company, dated as of September 2, 2025. In such examination, we have assumed (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the agreements, records, documents, instruments and certificates we have reviewed; (iv) all Notes will be issued and sold in compliance with applicable foreign, U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (v) the Underwriting Agreement has been duly authorized and validly executed and delivered by the Underwriters. We also have assumed that the terms of the Notes have been established so as not to, and that the execution and delivery by the parties thereto and the performance of such parties’ obligations under the Notes will not, breach, contravene, violate, conflict with or constitute a default under (1) any law, rule or regulation to which any party thereto is subject (excepting the laws of the State of New York and the federal securities laws of the United States of America as such laws apply to the Company), (2) any judicial or regulatory order or decree of any governmental authority, or (3) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We also have assumed that the Indenture and the Notes are the valid and legally binding obligation of the Trustee. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others. We have further assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, facsimile, conformed, electronic or photostatic copies, and the authenticity of the originals of such copies.

September 4, 2025

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York and the federal securities laws of the United States of America, in each case as in effect on the date hereof.

Based upon the foregoing, and subject to the qualifications set forth in this letter, we advise you that, in our opinion, the Notes, when duly executed, authenticated, issued, delivered and paid for in accordance with the terms of the Indenture and the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinion set forth above is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors’ rights generally; (b) general equitable principles (whether considered in a proceeding in equity or at law); (c) an implied covenant of good faith and fair dealing; (d) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars; (e) limitations by any governmental authority that limit, delay or prohibit the making of payments outside the United States; and (f) generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected, (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, gross negligence, recklessness, willful misconduct or unlawful conduct, (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed-upon exchange, (v) may limit the enforceability of provisions providing for compounded interest, imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration, or (vi) limit the waiver of rights under usury laws. Furthermore, the manner in which any particular issue relating to the opinion would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Notes and the Indenture. We express no opinion as to the ability of another court, federal or state, to accept jurisdiction and/or venue in the event the chosen court is unavailable for any reason, including, without limitation, natural disaster, act of God, human health or safety reasons (including a pandemic) or otherwise.

This letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. We hereby consent to the filing of a copy of this letter as an exhibit to the Company’s Current Report on Form 8-K, filed on September 4, 2025, and to the use of our name in the Prospectus Supplement forming a part of the Registration Statement under the caption “Validity of the Notes.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

 /s/ Wachtell, Lipton, Rosen and Katz